                                                                 EXHIBIT 10.21



                         MULTIPLE-DRAW TERM LOAN AGREEMENT

                                   BY AND BETWEEN

                         CELLNET DATA SERVICES (SE), INC.

                                  (THE "BORROWER")

                                        AND

                              PUGET SOUND ENERGY, INC.

                                   (THE "LENDER")

                                    DATED AS OF

                                   MARCH 31, 1998



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                                 TABLE OF CONTENTS

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SECTION                                                                 Page
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
Preamble

1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-

2.   The Term Loans. . . . . . . . . . . . . . . . . . . . . . . . . .   -4-

3.   Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -5-

4.   Repayments and Prepayments. . . . . . . . . . . . . . . . . . . .   -5-

5.   Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -5-

6.   Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . .   -5-

7.   Representations and Warranties. . . . . . . . . . . . . . . . . .   -5-

8.   Conditions Precedent. . . . . . . . . . . . . . . . . . . . . . .   -6-

9.   Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -7-

10.  Events of Default; Acceleration . . . . . . . . . . . . . . . . .   -8-

11.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . .   -9-

12.  Statutory Notice. . . . . . . . . . . . . . . . . . . . . . . .    -10-



                                     -i-

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                          MULTIPLE-DRAW TERM LOAN AGREEMENT


     This MULTIPLE-DRAW TERM LOAN AGREEMENT (this "LOAN AGREEMENT") is made as of March 31, 1998, by and between CellNet Data Services (SE), Inc. (the "BORROWER"), a Delaware corporation, and Puget Sound Energy, Inc. (the "LENDER"), a Washington corporation.

     Section 1.     DEFINITIONS.

          (a) SPECIFIC DEFINITIONS: The following terms shall have the respective meanings herein set forth below, or in the sections referred to below:

               BASE RATE: The annual rate of interest announced from time to time by Bank of America National Trust and Savings Association as its "reference rate," adjusted on the last day of each calendar quarter for the next succeeding quarter.

               BUSINESS DAY: Any day on which businesses in San Francisco, California and Seattle Washington are open for business generally.

               CELLNET:  CellNet Data Systems, Inc., a Delaware corporation.

               CHARTER DOCUMENTS: In respect of any entity, the certificate or articles of incorporation or organization and the by-laws of such entity, or other constitutive documents of such entity.

               CN FREQUENCY: CN Frequency (SE), Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

               COLLATERAL: means all the property, real or personal, tangible or intangible, now owned or hereafter acquired, in which Lender has been or is to be granted a Lien by the Borrower or any other Person, to secure the Obligations.

               COLLATERAL ASSIGNMENTS: The Collateral Assignment of Patents, the Collateral Assignment of Trademarks and the Collateral Assignment of Copyrights.

               COLLATERAL ASSIGNMENT OF COPYRIGHTS: The Collateral Assignment of Copyrights dated as of the date hereof or any subsequent date, executed and delivered by the Borrower and the Lender.

               COLLATERAL ASSIGNMENT OF PATENTS: The Collateral Assignment of Patents dated as of the date hereof or any subsequent date, executed and delivered by the Borrower and the Lender.

               COLLATERAL ASSIGNMENT OF TRADEMARKS: The Collateral Assignment of Trademarks dated as of the date hereof or any subsequent date, executed and delivered by the Borrower and the Lender.

               COMMITMENT: The obligation of the Lender to make Loans to the Borrower up to an aggregate outstanding principal amount not to exceed $35 million, as such amount may be reduced from time to time or terminated hereunder.

               CONSENT: In respect of any person or entity, any permit, license or exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law.

               DEFAULT: An event or act which with the giving of notice and/or the lapse of time, would become an Event of Default.

               DRAWDOWN DATE: In respect of any Loan, the date on which such Loan is made to the Borrower.

               ENVIRONMENTAL LAWS: All laws pertaining to environmental matters, including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, in all rules, regulations, judgments, decrees, orders and licenses arising under all such laws.

               ERISA: The Employee Retirement Income Security Act of 1974 and all rules, regulations, judgments, decrees, and orders arising thereunder.

               EVENT OF DEFAULT:  The occurrence of the events listed in
Section 10 hereof.

               EVENT OF MATURITY: The occurrence of (i) any of the events listed in Section 10(e) hereof, or (ii) any other event listed in Section 10 hereof, as a result of which the Lender has given via overnight express mail, and the Borrower has received, or would be deemed to have received in accordance with Section 11 hereof, the written notice described in Section 10(2) hereof.

               GAAP: Generally accepted accounting principles consistent with those adopted by the Financial Accounting Standards Board and its predecessor as in effect from time to time.

               GOVERNMENTAL BODY: means the government of the United States, any state, or any foreign country, or any governmental or regulatory official, body, department, bureau, subdivision, agency, commission, court, arbitrator, or authority, or any instrumentality thereof, whether federal, state, or local.

               INDEBTEDNESS: In respect of any entity, all obligations, contingent and otherwise, that in accordance with GAAP should be classified as liabilities, including without limitation (a) all debt obligations, (b) all liabilities secured by Liens, (c) all guarantees, and (d) all liabilities in respect of bankers' acceptances or letters of credit.

               INSOLVENCY LAWS: Bankruptcy, insolvency, receivership, reorganization and other laws providing relief to debtors.

               LICENSE AGREEMENT: The license agreement entered into on October 30, 1997, by and between Borrower and CellNet.

               LIENS: Any encumbrance, mortgage, pledge, hypothecation, charge, restriction or other security interest of any kind securing any obligation of any entity or person.

               LOAN: Any loan made or to be made by the Lender to the Borrower pursuant to Section 2 hereof.

               LOAN DOCUMENTS:  This Loan Agreement, the Note and the
Security Documents, in each case as from time to time amended or supplemented.

               MATERIALLY ADVERSE EFFECT: Any (a) materially adverse effect on the financial condition or business operations of the Borrower and its Subsidiaries, taken together or (b) material impairment of the ability of the Borrower to perform its obligations hereunder or under any of the other Loan Documents.

               MATURITY DATE:   The fifth anniversary of the date the first
Loan is made hereunder or such earlier date on which all Loans may become due and payable pursuant to the terms hereof.

               METER RADIO:  A "Meter Radio" as defined in the Services
Agreement.

               NOTE: The Secured Promissory Note dated as of the date hereof, executed and delivered by the Borrower to the Lender.

               OBLIGATIONS: All indebtedness, obligations and liabilities of the Borrower to the Lender, existing on the date of this Loan Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising, accruing or incurred under this Loan Agreement or any other Loan Document or in respect of any of the Loans or the Note or other instruments at any time evidencing any thereof, including without limitation all principal, interest (whether accruing before or after judgement or the commencement of any proceedings under Insolvency Laws), any expenses and any and all other amounts payable in accordance with the terms of the Loan Documents, and all or any portion or such obligations or liabilities that are paid to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Lender as a preference, fraudulent transfer or otherwise.

               PERMITTED LIENS: Liens constituting (i) Liens in favor of the Lender; (ii) Liens in favor of holders of Permitted Purchase Money Obligations, covering only the assets financed and directly-related assets including proceeds (including insurance proceeds) products, replacements, substitutions and attachments; (iii) Liens securing taxes or other governmental charges not yet due or being protested via appropriate proceedings; (iv) deposits or pledges made in connection with social security obligations; (v) Liens of carriers, warehousemen, mechanics and materialmen as to obligations not overdue; (vi) easements, rights-of-way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a Materially Adverse Effect; (vii) bankers' liens and rights of set-off in respect of deposit accounts, (viii) landlords' liens in respect of leased real property, (ix) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (x) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by the Liens of the types described above; provided, that any extension, renewal or replacement Lien shall be limited to the property or asset encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase and
(xi) other Liens existing on the date hereof and listed on SCHEDULE I hereto.

               PERMITTED PURCHASE MONEY OBLIGATIONS: Obligations owing by the Borrower and any of its Subsidiaries to holders of purchase money, installment sale or capitalized lease obligations of the Borrower (other than any such obligations involving the purchase or lease of any equipment necessary to operate the wireless data communications network and operating systems installed pursuant to the Services Agreement), not to exceed in principal amount or discounted rental stream, $2.5 million in the aggregate at any time outstanding.

               PERSON: means any individual, partnership, joint venture, firm, corporation, association, trust, limited liability company, or other enterprise or any Governmental Body.

               REQUIREMENT OF LAW: In respect of any person or entity, any law, treaty, rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon such person or entity or affecting any of its property.

               SECURITY AGREEMENT: The Security Agreement dated as of the date hereof, executed and delivered by the Borrower and the Lender.

               SECURITY DOCUMENTS: The Security Agreement, the Collateral Assignments and the Stock Pledge Agreement.

               SERVICES AGREEMENT: The Network Meter Information Services Agreement dated as of October 30, 1997, executed and delivered by the Borrower and the Lender.

               SERVICE AREA: The "Service Area" as defined in the Services Agreement.

               STOCK PLEDGE AGREEMENT: The Stock Pledge Agreement dated as of the date hereof, executed and delivered by the Borrower and the Lender.

               SUBSIDIARY: In respect of the Borrower, any business entity of which the Borrower at any time owns or controls directly or indirectly more than fifty percent (50%) of the outstanding shares of stock having voting power, regardless of whether such right to vote depends upon the occurrence of a contingency.

               SYSTEM:  The "System" as defined in the Services Agreement.

               UCC: The Uniform Commercial Code, as enacted and in effect in the State of Washington (or any other applicable jurisdiction) on the date of reference thereto.

          (b) RULES OF INTERPRETATION. The following rules shall govern the interpretation and construction of this Loan Agreement and the other Loan
Documents: (i) a reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Loan Agreement; (ii) the singular includes the plural and the plural includes the singular; (iii) a reference to any law includes any amendment or modification to such law; (iv) a reference to any Person includes its permitted successors and permitted assigns; (v) accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer; (vi) the words "include," "includes" and "including" are not limiting; (vii) all terms not specifically defined herein or by GAAP, which terms are defined in the UCC, have the respective meanings assigned to them therein; (viii) reference to a particular "Section" refers to that section of this Loan Agreement unless otherwise indicated; and (ix) the words "herein," "hereof," "hereunder" and words of like import shall refer to this Loan Agreement as a whole and not to any particular section or subdivision of this Loan Agreement.

     Section 2. THE TERM LOANS. Upon the terms and subject to the conditions of this Loan Agreement, the Lender agrees to lend to the Borrower such sums as the Borrower may request, from the date hereof until but not including the Maturity Date, PROVIDED that the sum of the initial principal amount of all Loans (after giving effect to all amounts requested) shall not exceed the Commitment, Borrower may request only one Loan per calendar month and the amount of such Loan shall not exceed $50 per meter retrofitted with a Meter Radio and installed in the Service Area during such month in accordance with the terms of the Services Agreement. The Borrower shall notify the Lender in writing at least two Business Days prior to the date of the Loan being requested, of the Drawdown Date (which must be a Business Day) and the
principal amount of such Loan.   Subject to the foregoing, so long as the
Commitment is then in effect and the conditions set forth in Section 8 hereof have been met, the Lender shall advance the amount requested to the Borrower in immediately available funds for deposit in the account specified by the Borrower in the notice requesting such Loan not later than the close of business on such Drawdown Date. The obligation of the Borrower to repay to the Lender the principal of the Loans and interest accrued thereon shall be evidenced by a promissory note in the aggregate principal amount of $35,000,000, executed and delivered by the Borrower and payable to the order of the Lender (the "NOTE").

     Section 3. INTEREST. So long as no Event of Default is continuing, the Borrower shall pay interest on the Loans at a rate of 61/2% per annum, such interest to be payable in arrears on the first Business Day of each calendar quarter for the immediately preceding calendar quarter, commencing with the first such Business Day following the date hereof. Following the occurrence and during the continuance of an Event of Default, all amounts payable under any of the Loan Documents shall bear interest at a rate per annum (after as well as before judgment) which is equal to the sum of (i) the Base Rate, plus (ii) two percent (2%) until all such amounts have been paid in full or (as the case may be) such Event of Default has been cured or waived in writing by the Lender. Notwithstanding the foregoing or any other provision of any Loan Document, no interest shall be required to be paid at a rate in excess of the maximum rate permitted by applicable law, and if any payments by the Borrower include interest in excess of such maximum rate, the Lender shall apply the excess first to reduce the unpaid principal of the Loans, then the excess, if any, shall be returned to the Borrower.

     Section 4. REPAYMENTS AND PREPAYMENTS. The Borrower hereby agrees to pay the Lender on the Maturity Date the entire unpaid principal of and interest on all Loans. The Borrower may elect to prepay the outstanding principal of all or any part of any Loan without premium or penalty at any time. Each repayment or prepayment of principal of any Loan shall be accompanied by payment of the unpaid interest accrued to such date on the principal being repaid or prepaid.

     Section 5. PAYMENTS. All payments to be made by the Borrower hereunder shall be made in U.S. dollars in immediately available funds to the Lender for deposit in the account specified by the Lender for such purpose by written notice the Borrower without set-off or counterclaim and without any withholding or deduction whatsoever. If any payment hereunder is required to be made on a day which is not a Business Day, it shall be paid on the immediately preceding Business Day. All computations of interest payable hereunder shall be made by the Lender on the basis of a 365-day or, as the case may be, 366-day year and the actual number of days elapsed.

     Section 6. COLLATERAL. As security for repayment of all of the Loans and all other Obligations, the Borrower shall grant to the Lender a first and exclusive Lien in substantially all of its assets, properties and rights, intangible and intangible, including without limitation all of the capital stock of its Subsidiaries (now and hereafter formed), all accounts, general intangibles, chattel paper, documents, inventory, equipment, leasehold interests, leasehold improvements, pole attachment agreements, licenses (including the License Agreement), financial assets, computers and other electronic data processing hardware, books, records, trademarks, patents, copyrights, software, trade names, instruments, investment property now owned or hereafter acquired, and proceeds thereof. The Borrower agrees to use reasonable efforts to obtain consent to assignment of its Oracle license.

     Section 7. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender on the date hereof, on the date of any request for any Loan, and on each Drawdown Date that: (a) the Borrower and each of its Subsidiaries is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing in the State of Washington; (b) the execution, delivery and performance by the Borrower and each of its Subsidiaries of the Loan Documents to which it is a party (i) are within its corporate authority, (ii) have been duly authorized, (iii) do not conflict with or contravene its Charter Documents; (c) upon execution and delivery thereof, each Loan Document shall constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms except as enforcement may be limited by rules of law governing (i) Insolvency Laws and (ii) specific performance, injunctive relief or other equitable remedies, whether in a proceeding in equity or at law; (d) the Borrower has good and marketable title to all its material properties, subject only to Permitted Liens, and possesses all assets, including patents, trademarks, copyrights, other intellectual properties and licenses to use the same, franchises and Consents, adequate to operate the System; (e) since December 2, 1996 there has been no change in the Borrower or any of its Subsidiaries which could reasonably be expected to have a Materially Adverse Effect; (f) there are no legal or other proceedings or investigations pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, could reasonably be expected to have a Materially Adverse Effect; (g) the execution and delivery of, and performance of its obligations, under the Loan Documents by the Borrower, including borrowing under this Loan Agreement (i) do not require any Consents; and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any Requirement of Law, or (B) any Charter Document, corporate minute or resolution, instrument, agreement or provision thereof, in each case binding on it or affecting its property; and
(h) upon execution and delivery of the Security Documents and the filing of documents thereby required, the Lender shall have an exclusive and first-priority perfected security interest in the Collateral, subject only to Permitted Liens, with no financing statements, chattel mortgages, real estate mortgages or similar filings on record anywhere which conflict with such first-priority interest.

     Section 8. CONDITIONS PRECEDENT. In addition to the making of the foregoing representations and warranties and the delivery of the Loan Documents and such other documents and the taking of such actions as the Lender may require at or prior to the time of executing this Loan Agreement, the obligation of the Lender to make any Loan to the Borrower hereunder is subject to the satisfaction of the following further conditions precedent:
(a) each of the representations and warranties of the Borrower to the Lender shall be true and correct in all material respects as of the time made; (b) no Default or Event of Default shall be continuing; (c) the Borrower shall have delivered to the Lender a certificate, summarizing in reasonable detail the installation of Meter Radios in the Service Area on which the request for the Loan is premised; and (d) in the case of the first Loan to be made hereunder, (i) the Services Agreement and License Agreement shall have been executed and delivered, (ii) this Loan Agreement and the other Loan Documents shall have been executed and delivered and (iii) the Lender shall have received (A) the resolutions of the Borrower's Board of Directors, authorizing its execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, (B) a secretary's certificate of the Borrower, certifying the incumbency of officers authorized to execute the Loan Documents on behalf of the Borrower, and borrower's Charter Documents,
(C) a favorable opinion of counsel to the Borrower, addressing matters germane to this Loan Agreement and the other Loan Documents and the transactions contemplated hereby and thereby in form and substance acceptable to Lender, (D) insurance certificates evidencing compliance with the requirements of this Loan Agreement and the other Loan Documents, (E) copies of any requisite Consents (F) such financing statements and other documents reasonably deemed necessary by the Lender to perfect the security interests granted to the Lender; (G) evidence that the Lender's security interests in the Collateral constitute first priority and exclusive security interests, to the extent required hereby and by the other Loan Documents; (H) evidence that the Borrower has rights to use all patents, trademarks, copyrights, licenses, permits, rights under agreements, and other rights necessary to operate the System and (I) a letter from CellNet, pursuant to which CellNet (1) agrees that, upon the occurrence of any Event of Default and at the sole and exclusive option of the Lender, CellNet will enter into an agreement with the Lender, upon reasonable terms (including compensation), to assist the Lender in operating, maintaining, repairing and otherwise supporting the System and (2) agrees to the assignment as collateral security of, and acknowledges that the Borrower is not in default under, the License Agreement. To the extent that any of the foregoing conditions precedent to the first Loan made pursuant to this Loan Agreement have not been satisfied prior to or on the execution and delivery of this Loan Agreement, the Lender shall have a reasonable opportunity to review and approve the satisfaction of such condition prior to making the first Loan hereunder.

     Section 9.     COVENANTS.

          (a) The Borrower agrees that until the termination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower will, and where applicable will cause CN Frequency and each other Subsidiary to comply with its obligations as set forth throughout this Loan Agreement and will:

                    (i) keep true and accurate books of account in accordance with GAAP;

                    (ii) (A) maintain its corporate existence, business and assets, (B) keep its business and assets adequately insured, (C) maintain its chief executive office in the United States, (D) maintain all licenses, franchises, consents and other rights necessary to conduct its business, including, without limitation, the License Agreement, and (E) comply in all material respects with applicable Requirements of Law, including ERISA, Environmental Laws and the payment of all taxes and other assessments;

                    (iii) notify the Lender promptly in writing of (A) the occurrence of any Default or Event of Default, (B) any change of address, (C) any pending litigation or similar proceeding affecting the Borrower or such Subsidiary, and (D) the initiation of any proceedings against any assets, licenses or properties of the Borrower or such Subsidiary encumbered in favor of the Lender;

                    (iv) not use the proceeds of the Loans for "margin security" or "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System;

                    (v) transfer, or cause to be transferred, to CN Frequency, all licenses necessary to conduct its business and to enable the Borrower to perform its obligations under the Services Agreement;

                    (vi) maintain its properties and assets in good condition and repair to the extent required by the Services Agreement and permit the Lender or its designated representatives to inspect the same;

                    (vii) at any time or from time to time upon the request of Lender, Borrower will, and will cause each of its Subsidiaries to, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Lender may reasonably request in order to effect fully the purposes of the Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Loan Agreement, the Note and the other Loan Documents;

                    (viii) use the proceeds of the Loan solely to finance the installation and operation of the System in order to provide the Service under the Services Agreement; and

                    (ix) maintain all rights necessary to develop and operate the System.

          (b) The Borrower agrees that until the termination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower will not and where applicable will not permit its Subsidiaries to:

                    (i)    create, incur or assume any Indebtedness, except
(A) Indebtedness to the Lender arising under the Loan Documents, (B) Permitted Purchase Money Obligations (C) current liabilities of the Borrower or such Subsidiary not incurred through the borrowing of money or the obtaining of credit, including trade payables, and credit on an open account customarily extended, (D) Indebtedness in respect of taxes or other governmental charges contested in good faith and by appropriate proceedings, and (E) Indebtedness existing on the date hereof and listed on SCHEDULE II hereto;

                    (ii) create or incur, or permit to exist, any Liens on any of the property or assets of the Borrower, CN Frequency or any other Subsidiary, except Permitted Liens;

                    (iii) become party to a merger, wind up liquidate or dissolve its affairs, or to effect any disposition of worn out or obsolete assets other than in the ordinary course, or to purchase, lease or otherwise acquire assets other than in the ordinary course;

                    (iv) terminate, or cause to be effective any material change to, any material agreements required for the operation of the System, including, without limitation, the License Agreement; or

                    (v)    engage in transactions with its affiliates, except
(A) transactions on SCHEDULE III hereto and (B) transactions on terms no less favorable to the Borrower than those obtainable in an arms-length negotiation with independent third parties, considering any transaction in connection with any series of related transactions of which it is a part.

     Section 10. EVENTS OF DEFAULT; ACCELERATION. If any of the following events (each an "Event of Default") shall occur: (a) the Borrower shall fail to pay when due and payable any principal of or interest on the Loans or any other sum due under any of the Loan Documents within five days after the same becomes due; (b) the Borrower shall fail to perform any term, covenant or agreement contained in the Loan Documents which is susceptible of cure, and such failure shall continue for more than 30 days; (c) the Borrower shall fail to perform any material term, covenant or agreement contained in the Loan Documents which is not susceptible of cure; (d) any representation or warranty of the Borrower or any of its Subsidiaries in the Loan Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made; (e) the Borrower or any of its Subsidiaries (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) shall commence, approve or consent to, any case or proceeding under any Insolvency Law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within 60 days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law; (f) the Borrower and its Subsidiaries shall be unable to pay debts as they mature; (g) there shall remain undischarged for more than 30 days any final judgment or execution action against the Borrower or any of its Subsidiaries that, together with other outstanding claims and execution actions against the Borrower and its Subsidiaries exceeds $1,000,000 in the aggregate; (h) there has been an event of default by the Borrower under the Services Agreement entitling the Lender to terminate the Services Agreement; (i) CellNet shall cease to own 100% of the voting stock, directly or indirectly, of the Borrower or (j) the License Agreement terminates or is amended in any respect adverse to the Borrower without Lender's prior consent, or the Borrower defaults in its obligations under the License Agreement;

     THEN, or at any time thereafter:

     (1) In the case of any Event of Default under clause 10(e) above, the Commitment shall automatically terminate, and the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereof, and all other amounts payable hereunder and under the other Loan Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower; and

     (2) In the case of any Event of Default other than under clause 10(e) above, the Lender may, by written notice to the Borrower, terminate the Commitment and/or declare the unpaid principal amount of the Loans, all interest accrued and unpaid thereof, and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

     (3) In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lender shall have accelerated the maturity of the Loans, the Lender may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Loan Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to the Lender are evidenced, including as permitted by applicable law the obtaining of the appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender.

     No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, under the other Loan Documents, now or hereafter existing at law or in equity or otherwise.

     Section 11.    MISCELLANEOUS.   The Borrower shall pay to the Lender on
demand all reasonable costs and expenses (including legal and other professional fees) incurred by the Lender in connection with (i) the exercise or the enforcement of any of the rights of Lender under any of the Loan Documents or (ii) the failure by the Borrower to perform or observe any of the provisions of any of the Loan Documents, in each case, after the occurrence and during the continuance of any Event of Maturity; PROVIDED, that if any action or proceeding is brought to construe or enforce this Loan Agreement or any other Loan Document, the prevailing party shall be entitled to collect from the losing party all costs and expenses incurred, including reasonable attorneys' fees and court costs. Otherwise, each party shall be responsible for its own costs and expenses. Any communication to be made hereunder shall (i) be made in writing, but unless otherwise stated, may be made by facsimile transmission or letter, and (ii) be made or delivered to the address of the party receiving notice which is identified with its signature below (unless such party has by five (5) days' written notice specified another address), and shall be deemed made or delivered, when dispatched, left at that address, or two (2) Business Days after being mailed, by registered or certified express mail, postage prepaid, or delivered to a reputable overnight courier for delivery, to such address. This Loan Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, but the Borrower may not assign its rights or obligations hereunder. This Loan Agreement may not be amended or waived except by a written instrument signed by the Borrower and the Lender, and any such amendment or waiver shall be effective only for the specific purpose given. No failure or delay by the Lender to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Loan Agreement are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Loan Agreement, together with all Exhibits and Schedules hereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. This Loan Agreement and any amendment hereby may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one agreement. In proving this Loan Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged. THIS LOAN AGREEMENT AND THE NOTE ARE CONTRACTS UNDER THE LAWS OF THE STATE OF WASHINGTON WITHOUT REGARD TO CONFLICT OF LAWS, PRINCIPLES AND SHALL BE CONSTRUED IN ACCORDANCE THEREWITH AND GOVERNED THEREBY. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS BE BROUGHT IN THE COURTS OF THE STATE OF WASHINGTON OR ANY FEDERAL COURT SITTING THEREIN AND BY EXECUTION AND DELIVERY OF THIS LOAN AGREEMENT BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. Borrower hereby agrees that services of process sufficient for personal jurisdiction in any action against Borrower in the State of Washington may be made by registered or certified mail, return receipt requested, to Borrower at its address as provided in this Section 11, and Borrower hereby acknowledges that such service shall be effective and binding proceedings in the courts of any other jurisdiction, or object thereto. EACH OF THE PARTIES TO THIS LOAN AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE LOAN TRANSACTION CONTEMPLATED BY THE LOAN DOCUMENTS OR THE LENDING RELATIONSHIPS THAT ARE BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Loan Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Loan Agreement may be filed as a written consent to a trial by the court.

     Section 12. STATUTORY NOTICE. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

      IN WITNESS WHEREOF, the undersigned have duly executed this Multiple-Draw Loan Agreement as of the date first above written.

                                CELLNET DATA SERVICES (SE), INC.


                                By:
                                   -----------------------------
                                   Name:
                                   Title:

                                Address:  125 Shoreway Road
                                          San Carlos, CA  94070
                                          Attn:  Chief Financial Officer and
                                                 General Counsel
                                Tel: (650) 508-6000
                                Fax: (650) 508-6886


                                PUGET SOUND ENERGY, INC.


                                By:
                                   -----------------------------
                                  Name:
                                  Title:

                                Address:  One Bellevue Center, 15th Floor
                                          P.O. Box 97034
                                          Bellevue, WA  98009
                                          Attn:  Chief Financial Officer and
                                                 General Counsel
                                Tel: (425) 462-3084
                                Fax: (425) 462-3300

                                      SCHEDULE I

                                       LIENS


None.

                                     SCHEDULE II

                               EXISTING INDEBTEDNESS


None.

                                   SCHEDULE III

                            TRANSACTIONS WITH AFFILIATES


1. License Agreement dated as of October 30, 1997, by and between the Borrower and CellNet.

2. Open Account Agreement dated as of December 9, 1996 by and between the Borrower and CellNet.

3. Management Agreement dated as of December 9, 1996 by and between the Borrower and CellNet.